Exhibit 10.26

GIGAMON LLC

ADVISOR AGREEMENT

This Advisor Agreement (“Agreement”) is made effective as of February 16, 2013 (the “Effective Date”) by and between Gigamon LLC, a Delaware limited liability, company (the “Company”), and Ted Ho (“Advisor”). The Company desires to retain Advisor as an independent contractor to perform advisory services for the Board of Managers of the Company (the “Board”), and Advisor is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. Services.

(a) Advisor agrees to serve as a special advisor to the Board, or its successor body in the event the Company converts to a corporation. In such capacity, the Advisor shall perform services as directed from time to time by the Board at a mutually agreed time and location including, but not limited to, (i) attending meetings of the Board (ii) advising the Board and Company management on general strategic business and technical matters, including but not limited to, product development, marketing and technical research, and (iii) developing Company business plans and acting in the capacity of Company representative (collectively, the “Services”). Advisor will report directly to the Board and will perform services under this Agreement on a substantially full-time basis.

(b) The Board will evaluate Advisor’s performance and the terms of this Agreement each quarter following the Effective Date and propose such changes as its deems appropriate.

2. Compensation and Expenses.

(a) Advisory Fee. In exchange for providing the Services, Advisor will receive cash compensation of $250,000 per year, payable in equal monthly installments during the term of this Agreement, prorated for any partial months of service.

(b) Quarterly Performance Incentive. Advisor shall be eligible to receive a cash performance incentive each quarter following the Effective Date in an amount up to $31,250 (the “Bonus”), payable at the discretion of the Board.

(c) Continued Company Benefits. If Advisor timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Advisor and/or his eligible dependents (as applicable) under the Company health plans under which Advisor participated prior to the Effective date, the Company agrees to reimburse Advisor for, or pay directly on Advisor’s behalf, the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Advisor’s termination of employment) until the earlier of (A) a period of six (6) months from the termination of Advisor’s employment with the Company, or (B) the date upon which Advisor and/or Advisor’s eligible dependents becomes covered under similar plans. Notwithstanding anything to the contrary in this Section 2(c), if the Company determines in its sole discretion that it cannot provide the COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Advisor a taxable monthly payment in an amount equal to the monthly COBRA premium that Advisor would be required to pay to continue his group health coverage in effect on the date of his termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Advisor elects COBRA continuation coverage and will commence in the month following the month in which Advisor terminates employment and will end on the earlier of (x) the date upon which Advisor becomes covered under similar plans or (y) the last day of the sixth (6th) calendar month following the month in which Executive terminates employment.

(d) Expenses. During the term of this Agreement, the Company will reimburse Advisor for pre-approved expenses incurred by Advisor in performing the Services under the Company’s business expense reimbursement policy.

3. Confidentiality.

(a) Definition. “Confidential Information” means any information that relates to the actual or anticipated business and/or products, research or development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Advisor called or with whom Advisor became acquainted during the term of this Agreement or during Advisor’s prior employment with the Company), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) was in Advisor’s possession, without confidentiality restrictions, at the time of its disclosure by the Company, (ii) has become publicly known and made generally available through no wrongful act of Advisor, or (iii) has been rightfully received by Advisor from a third party who is authorized to make such disclosure.

(b) Non-Use and Non-Disclosure. Advisor acknowledges, understands and agrees that this Agreement creates a relationship of confidence and trust between Advisor and the Company with respect to Confidential Information. Advisor will not, during or subsequent to the term of this Agreement, use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Advisor further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Without the Company’s prior written approval, Advisor will not directly or indirectly disclose to anyone any Confidential Information (except as may be necessary in the ordinary course of Advisor performing the Services), the existence of this Agreement.

(c) Other Employer’s Confidential Information. Advisor agrees that Advisor will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Advisor has an agreement or duty to keep in confidence information acquired by Advisor, if any, and that Advisor will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Advisor will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Advisor under this Agreement.

(d) Third Party Confidential Information. Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that Advisor owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

(e) Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Advisor will deliver to the Company all of the Company’s property or Confidential Information that Advisor may have in Advisor’s possession or control.

4. Ownership.

(a) Assignment. Advisor agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, “Inventions”) conceived, made or discovered by Advisor, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Advisor may be directed to undertake, investigate or experiment with, or which Advisor may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Advisor further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

(b) Further Assurances. Advisor agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Advisor further agrees that Advisor’s obligation to execute or cause to be executed, when it is in Advisor’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.

(c) Pre-Existing Materials. Advisor agrees that if in the course of performing the Services, Advisor incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Advisor or in which Advisor has an interest, (i) Advisor shall inform the Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention; and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Advisor shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

(d) Attorney in Fact. Advisor agrees that if the Company is unable because of Advisor’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Advisor’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Advisor’s agent and attorney in fact, to act for and in Advisor’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Advisor.

5. Conflicting Obligations. Advisor certifies that Advisor has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Advisor from complying with the provisions hereof, and further certifies that Advisor will not enter into any such conflicting agreement during the term of this Agreement.

6. Term and Termination.

(a) Term. This Agreement will commence on the Effective Date and will continue until the earlier of (i) the anniversary of the Effective Date, or (ii) termination as provided below.

(b) Termination. Advisor and the Company may terminate this Agreement at will. Any such notice of termination by the Company shall be addressed to Advisor at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.

(c) Survival. Upon such termination all rights and duties of the parties toward each other shall cease except Section(s) 3 (Confidentiality), 4 (Ownership), 8 (Independent Contractor), 9 (Arbitration), 10 (Governing Law), 11 (Attorney’s Fees), 12 (Non-Solicitation) and 14 (Severability) shall survive termination of this Agreement. Also for avoidance of doubt, termination of this Agreement shall not terminate any Prior Confidentiality Agreements.

7. Assignment. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Advisor without the express written consent of the Company.

8. Independent Contractor. It is the express intention of the parties that Advisor is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of the Company, but Advisor shall perform the Services hereunder as an independent contractor. Advisor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly agreed upon by the Company. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement, and Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Advisor further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Advisor or Advisor’s assistants, employees or agents, including, but not limited to, any damage to or disclosure of any Confidential Information (ii) a determination by a court or agency that the Advisor is not an independent contractor, or (iii) any breach by the Advisor or Advisor’s assistants, employees or agents of any of the covenants contained in this Agreement.

9. Arbitration and Equitable Relief.

(a) Arbitration. IN CONSIDERATION OF ADVISOR’S RELATIONSHIP WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO ADVISOR’s RELATIONSHIP WITH THE COMPANY AND ADVISOR’S RECEIPT OF THE COMPENSATION PAID TO ADVISOR BY COMPANY, AT PRESENT AND IN THE FUTURE, ADVISOR AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM ADVISOR’S RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF ADVISOR’S RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”) AND PURSUANT TO CALIFORNIA LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES WHICH ADVISOR AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW. ADVISOR FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ADVISOR.

(b) Procedure. ADVISOR AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS COMMERCIAL ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). ADVISOR AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING

MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. ADVISOR AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. ADVISOR ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. ADVISOR AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. ADVISOR AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. ADVISOR FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA.

(c) Remedy. EXCEPT AS PROVIDED BY THE ACT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND ADVISOR. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT, NEITHER THE COMPANY NOR ADVISOR WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

(d) Availability of Injunctive Relief. IN ACCORDANCE WITH RULE 1281.8 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

(e) Administrative Relief. ADVISOR UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT ADVISOR FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DIVISION OF HUMAN RIGHTS, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ADVISOR FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

(f) Voluntary Nature of Agreement. ADVISOR ACKNOWLEDGES AND AGREES THAT HE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. ADVISOR FURTHER ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND THAT ADVISOR HAS ASKED ANY QUESTIONS NEEDED FOR ADVISOR TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT ADVISOR IS WAIVING HIS RIGHT TO A JURY TRIAL. FINALLY, ADVISOR AGREES THAT HE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF ADVISOR’S CHOICE BEFORE SIGNING THIS AGREEMENT.

10. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Santa Clara County, California.

11. Attorney’s Fees. In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, in addition to any other relief to which that party may be entitled.

12. Non-Solicitation. To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Advisor will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Advisor or for any other person or entity. Advisor agrees that nothing in this Article 12 shall affect Advisor’s continuing obligations under this Agreement during and after this twelve (12) month period.

13. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), to the party at the party’s address written below or at such other address as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 13.

(a) If to the Company, to Gigamon LLC, 598 Gibraltar Drive, Milpitas, CA 95035. Attention: Chief Executive Officer.

(b) If to Advisor, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Advisor provided by Advisor to the Company.

14. Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

15. Integration. This Agreement contains the entire agreement of the parties on the subject matter of this Agreement and supersedes all prior communications, representations, understandings and agreements, oral or written, between the parties with respect to the subject matter of this agreement. Notwithstanding the foregoing, this Agreement does not supersede any existing agreements between Advisor and the Company relating to confidential information or proprietary rights (“Prior Confidentiality Agreements”).

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Advisor Agreement as of the day and year first above written.

ADVISOR

By:	/s/ Ted Ho

Name:	Ted Ho

Address:

GIGAMON LLC

By:	/s/ Paul Shinn

Name:	Paul Shinn

Title:	General Counsel